Exhibit 99.1

OneWater Marine Inc. Announces a Successful Debt Refinancing
Enhances financial strength and flexibility, supporting continued execution of long-term strategy

BUFORD, GA – July 22, 2020 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) announced today that it has closed on a new $110 million senior credit facility (“credit facility”), resulting in annual savings of more than $6 million in Fiscal Year 2021.

The new credit facility consists of an $80 million term loan, with a $30 million undrawn revolver. It replaces OneWater’s former $110 million facility with Goldman Sachs Specialty Lending, which included a $10 million undrawn revolver. In addition, the new credit facility will maintain more flexible covenants and terms. OneWater has elected to use excess cash to make a significant paydown of the principal amount in conjunction with the refinancing.

Truist Bank acted as the sole administrative agent, collateral agent, swingline lender and issuing bank, while SunTrust Robinson Humphrey, Inc. and Synovus Bank acted as joint lead-arrangers and joint bookrunners. The credit facility has a five-year term and provides the Company with a $50 million accordion feature to expand the facility in the future. The Company has initially elected for interest rate on the loan to be LIBOR based (with a 75 basis point floor) plus a sliding scale of 200-300 basis points, based on the net leverage ratio of the Company. At closing the initial rate on the facility will be 3.00%.

“This refinancing will generate meaningful interest expense savings, improve our cash flows and strengthen our financial position, allowing us to further advance our long-term growth strategy,” said Jack Ezzell, Chief Financial Officer of OneWater Marine. “The new credit facility increases our financial flexibility, which will be invaluable as we pursue strategic acquisition opportunities and expand our geographic footprint into regions with strong boating cultures. Our four-year partnership with Goldman Sachs Specialty Lending accelerated our growth and created additional opportunities ahead for OneWater. We want to sincerely thank them for their partnership and support through this period of transformational growth.”

 About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 63 stores throughout 11 different states, eight of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: decline in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the prospectus filed in connection with our initial public offering, in the first quarter 2020 Form 10-Q filed on March 20, 2020, and in the second quarter 2020 Form 10-Q filed on May 14, 2020. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.